Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Berkshire Hills Bancorp, Inc.’s Registration Statement Nos. 333-41766, 333-56446, 333-105721, 333-122522 and 333-146604 on Forms S-8 and Registration Statement Nos. 333-137246  and 333-163308 on Forms S-3 of our report dated March 14, 2011 relating to our audits of the consolidated financial statements and internal control over financial reporting of Berkshire Hills Bancorp, Inc. and subsidiaries appearing in this Annual Report on Form 10-K.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
March 14, 2011